Exhibit 99.1

Conference Call:	Today, November 10, 2009 at 5:00 p.m. EST
Dial-in numbers:	(212) 231-2900 (U.S. & International)
Webcast:	www.madcatz.com (Select “Investors”)
Replay Information:	See release text

News Announcement	For Immediate Release

Contact:
Stewart Halpern	Joseph Jaffoni, Norberto Aja, James Leahy
Mad Catz Interactive, Inc.	Jaffoni & Collins Incorporated
800/831-1442	212/835-8500 or mcz@jcir.com
MAD CATZ REPORTS FISCAL 2010 SECOND QUARTER RESULTS
- 18.8% Reduction in Operating Expenses Leads to Increase
in EBITDA to $0.8 Million -
San Diego, California — November 10, 2009 — Mad Catz Interactive, Inc. (“Mad Catz” or “the Company”) (NYSEAmex/TSX: MCZ), a leading third-party interactive entertainment accessory provider, today announced financial results for its fiscal second quarter ended September 30, 2009.
Mad Catz reported net sales for the quarter ended September 30, 2009 of $21.6 million, a decrease of 16.1% from second quarter net sales of $25.8 million in fiscal 2009. Net sales in the Company’s largest market — North America — declined 18.0%, as a 19.6% decline in U.S. sales more than offset a 55.3% rise in Canadian sales. Net sales to Europe were down 14.6% compared with the second quarter of fiscal 2009. Gross profit of $6.8 million in the fiscal 2010 second quarter declined 12.5% from $7.7 million in the same quarter of the prior year, due primarily to the decline in net sales. Gross profit margin for the quarter was 31.3% compared with 30.0% in the year-ago quarter.
Total operating expenses in the fiscal 2010 second quarter decreased 18.8% to $6.9 million, resulting in an operating loss of $0.2 million in the quarter compared to an operating loss of $0.8 million a year ago. For the first half of fiscal 2010, Mad Catz reduced its total operating expenses by approximately $3.9 million compared to the first half of the prior fiscal year. Foreign exchange losses for the second quarter of fiscal 2010 totaled $0.1 million, essentially flat with the prior year’s fiscal second quarter. Reflecting income tax expense of $0.2 million, Mad Catz reported a net loss of $1.0 million in the quarter ended September 30, 2009, or a loss of $0.02 per diluted share, compared to a net loss of $1.2 million, or $0.02 per diluted share, after an income tax benefit of $0.1 million in the second quarter of the prior fiscal year.
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Mad Catz Interactive, 11/10/09	page 2
EBITDA, a non-GAAP measure (defined as earnings before interest, taxes, depreciation and amortization), rose 268.4% to $0.8 million in the second fiscal quarter compared with EBITDA of $0.2 million in the comparable period of fiscal 2009.
Commenting on the quarter, Darren Richardson, President and Chief Executive Officer of Mad Catz, stated, “Fiscal second quarter net sales levels principally reflect three key dynamics. First, the beginning of the ramp in holiday ordering by our customers, which we typically experience at the end of September, was delayed this year until late October. Second, against the backdrop of overall industry sluggishness leading up to the hardware price cuts late in the quarter, we had a particularly challenging year-over-year comparison relating to our products for Nintendo’s Wii™, with no significant new product placements in the fiscal second quarter of 2010 compared to strong sales of Wii Fit and power accessories in the same period last year. Third, our sales in Europe were again significantly impacted by foreign exchange fluctuations relative to the second quarter of fiscal 2009.
“Selling, general and administrative expenses were reduced by 24.3% to $5.7 million during the quarter, while total operating expenses were 18.8% lower than the year-ago period. With the Company’s significant progress on expense reduction in the first half of fiscal 2010, we are solidly on track to exceed our previously-stated goal of reducing SG&A expenses by no less than 10% in fiscal 2010 versus fiscal 2009.
“While the consumer spending environment remains challenging, we believe there are several factors which will contribute to videogame industry sales this holiday season, including the attractive entertainment value proposition of PC and videogames, the recently-lowered videogame console prices and a strong pipeline of key title launches. We continue to believe our current product portfolio, featuring a diversified mix of licensed properties and platforms, combined with our successful expense management programs have positioned Mad Catz to achieve year-over-year EBITDA and earnings growth this fiscal year.”
Second Quarter Fiscal 2010 Financial Highlights:
▪	Reflecting industry and economic conditions, net sales for the fiscal 2010 second quarter fell 16.1% from the comparable prior year quarter:
o	North American net sales declined 18.0% to $12.0 million or 55.7% of quarterly sales;

o	European net sales were down 14.6% to $8.5 million or 39.4% of quarterly sales; and,

o	Net sales to other countries declined 4.8% to $1.1 million or 4.9% of quarterly sales.
▪	Gross sales by platform were diversified as follows:
o	PC products represented 32.0% of total gross sales vs. 30.4% in the prior year quarter;

o	Xbox 360™ accounted for 26.3% of total gross sales vs. 16.7% a year ago;

o	PlayStation® 3 accounted for 11.2% of total gross sales vs. 7.2% a year ago;

o	Wii represented 10.6% of total gross sales vs. 18.0% in the prior year quarter; and,

o	All other platforms represented 19.9% of total gross sales vs. 27.7% a year ago.
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Mad Catz Interactive, 11/10/09	page 3
▪	Gross sales by category were diversified as follows:
o	Specialty controllers represented 35.2% of total gross sales vs. 16.2% a year ago;

o	Accessories represented 22.8% of total gross sales vs. 42.8% a year ago;

o	Control pads represented 22.2% of total gross sales vs. 22.3% a year ago;

o	Audio products accounted for 8.6% of total gross sales vs. 5.8% a year ago;

o	PC input devices represented 9.2% of total gross sales vs. 9.4% a year ago; and,

o	Games accounted for 2.0% of total gross sales vs. 3.5% in the prior year quarter.
▪	Reported net position of bank loan less cash at September 30, 2009 of $13.0 million compared to $9.4 million as of June 30, 2009 and $11.9 million at September 30, 2008.
Highlights of New Products Shipped in the Second Quarter of Fiscal 2010
▪	Limited edition Comic Con Street Fighter™ IV Arcade FightStick: Tournament Edition and Fight Pad;

▪	NFL Charge Stand for Wii;

▪	NFL Controller Faceplates for Xbox 360 and PlayStation 3;

▪	Remote and z-Chuk for Wii;

▪	Limited edition Femme Fatale Street Fighter IV Arcade FightStick: Tournament Edition;

▪	New Rock Band® licensed products: Wireless Wooden Fender™ Stratocaster™ Replica Guitar for Xbox 360; Wireless Player’s Edition Fender Telecaster™ Replica Guitar for Xbox 360; and Wireless Fender Precision Bass Guitar for the PlayStation 3;

▪	Wireless Bluetooth Headset featuring Dale Earnhardt artwork;

▪	Range of colored Saitek-branded PC accessories; and,

▪	Cyborg-branded Gaming Surfaces.
Highlights of New License and Distribution Agreements
▪	Multi-year licensing agreement with Sony for the North American rights to manufacture, market, and sell wireless Rock Band-compatible Fender American Precision Bass™ replica, Fender Telecaster replica and Fender full-size, wooden Stratocaster guitar controllers for the PlayStation 3;

▪	Accessory license from Nintendo to produce select electronic and non-electronic licensed videogame accessories utilizing Nintendo’s intellectual property;

▪	License from SEGA® for the North American rights to create a range of officially branded accessories based on Sonic the Hedgehog intellectual property;

▪	North America license with JRM Licensing to produce gaming accessories for PC and all videogame platforms and the PC featuring the NASCAR® motorsports racing attributes, including the likeness and trademarks, of Dale Earnhardt, Jr.;

▪	License from amBX UK Limited to produce PC peripherals that feature amBX technology which enables “sensory surround” entertainment experiences and effects;

▪	Multi-year license from Skellramics allowing for the exclusive, worldwide use of Skellramics designs and trademarks in a wide range of PC and videogame accessories;

▪	Multi-year license agreement with Ataute, S.L. for the rights to the Kukuxumusu brand for certain videogame products;
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Mad Catz Interactive, 11/10/09	page 4
Highlights of New License and Distribution Agreements (continued)
▪	Multi-year extension of the license agreement with the NBA; and,

▪	Expansion of the relationship with Capcom™ Entertainment to include rights relating to videogame accessories for the Marvel® vs Capcom 2 and Super Street Fighter IV videogames.
Key Product Launches for the Holiday Season
▪	Range of accessories for the upcoming launch of Call of Duty: Modern Warfare 2, including wireless and wired Combat Controllers, Voice Communicators and Headsets, Controller Faceplates, Skinz, GamePads, Mice and Keyboards;

▪	Mad Catz Marvel vs Capcom 2 Arcade FightStick: Tournament Edition;

▪	Range of Street Fighter IV ‘Round 2’ accessories including the Official Street Fighter IV ‘Round 2’ Arcade FightStick: Tournament Edition and the Official Street Fighter IV ‘Round 2’ FightPad (Fall 2009);

▪	Racing Wheel for Xbox 360 and Controller Faceplate featuring Dale Earnhardt, Jr. artwork; and,

▪	Wireless Network Adaptor for Xbox 360 and PlayStation 3.
Mr. Richardson concluded, “While it is difficult to gauge the pace of an economic recovery, we continue to make progress in managing factors within our control and remain optimistic about the fiscal 2010 third quarter and the upcoming holiday shopping season which, for us, kicked off with the in-store launch of our range of accessories for the launch of Call of Duty: Modern Warfare 2 developed by Activision’s Infinity Ward studio. With this highly-anticipated title arriving in stores ahead of the holidays, Mad Catz is aligned with the success of what we expect to be one of the most successful games of the year. Our product line-up for and association with this premier title exemplifies our efforts to be at the forefront of where the action is in the gaming industry, all with the goal of growing our earnings, cash flow and shareholder value.”
The Company will host a conference call and simultaneous webcast on November 10, 2009, at 5:00 p.m. EST, which can be accessed by dialing (212) 231-2900. Following its completion, a replay of the call can be accessed for 30 days at the Company’s Web site (www.madcatz.com, select “Investors”) or for 7 days via telephone at (402) 977-9140 (reservation # 21441803) or, for International callers, at (800) 633-8284.
About Mad Catz Interactive, Inc.
Mad Catz is a leader in providing innovative peripherals for the interactive entertainment industry. Mad Catz designs and markets accessories for videogame systems and publishes videogame software, including the industry-leading GameShark videogame enhancements, under its Mad Catz, GameShark and Joytech brands. Mad Catz also designs and markets mice, keyboards, headsets, PC gaming controllers and other PC peripherals through its Saitek and Cyborg brands, and manufactures and markets proprietary portable earphones under its AirDrives brand. Mad Catz distributes its products through most of the leading retailers offering interactive entertainment products across North America and Europe, and is increasing its distribution reach in Asia. For additional information please go to www.madcatz.com, as well as www.gameshark.com, www.airdrives.com and www.saitek.com.
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Mad Catz Interactive, 11/10/09	page 5
Safe Harbor for Forward Looking Statements: This press release contains forward-looking statements and forward-looking information (“forward-looking statements”) about the Company’s business prospects that involve substantial risks and uncertainties. The Company assumes no obligation except as required by law to update the forward-looking statements contained in this press release as a result of new information or future events or developments. You can identify these statements by the fact that they use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “should,” “plan,” “goal,” “believe,” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance, including in respect of reductions in selling, general and administrative expenses, growth in EBITDA and earnings in the current fiscal year and the success of a new product launch. These forward looking statements are subject to known and unknown risks, uncertainties and other factors that may cause our actual results to differ materially from those expressed or implied by the forward-looking statements. Among the factors that could cause actual results to differ materially are the following: the ability to fulfill our filing our stated requirements with the Securities and Exchange Commission and Ontario Securities Commission; the ability to maintain or renew the Company’s licenses; competitive developments affecting the Company’s current products; first party price reductions; the ability to successfully market both new and existing products domestically and internationally; difficulties or delays in manufacturing; or a downturn in the market or industry. A further list and description of these risks, uncertainties and other matters can be found in the Company’s reports filed with the Securities and Exchange Commission and the Canadian Securities Administrators. Readers are cautioned not to place undue reliance on the forward-looking statements as actual results may differ materially from those expressed or implied in the forward looking statements.
- TABLES FOLLOW -

Mad Catz Interactive, 11/10/09	page 6
MAD CATZ INTERACTIVE, INC.
Consolidated Statements of Operations
(unaudited, in thousands of US$, except share and per share data)

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2009	2008	2009	2008

Net sales	$21,603	$25,750	$43,981	$48,976
Cost of sales	14,846	18,027	30,571	33,156

Gross profit	6,757	7,723	13,410	15,820
Operating expenses:
Sales and marketing	2,609	3,835	5,051	6,965
General and administrative	3,045	3,630	6,097	8,405
Research and development	691	475	1,292	938
Amortization of intangible assets	590	602	1,172	1,214

Total operating expenses	6,935	8,542	13,612	17,522

Operating loss	(178)	(819)	(202)	(1,702)

Interest expense, net	(525)	(525)	(993)	(992)

Foreign exchange loss, net	(106)	(101)	(419)	(173)
Other income	65	82	96	218

Loss before income taxes	(744)	(1,363)	(1,518)	(2,649)
Income tax expense (benefit)	227	(124)	449	(633)

Net loss	$(971)	$(1,239)	$(1,967)	$(2,016)

Basic net loss per share	$(0.02)	$(0.02)	$(0.04)	$(0.04)

Diluted net loss per share	$(0.02)	$(0.02)	$(0.04)	$(0.04)

Weighted average shares — basic	55,098,549	55,098,549	55,098,549	55,079,423

Weighted average shares — diluted	55,098,549	55,098,549	55,098,549	55,079,423

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Mad Catz Interactive, 11/10/09	page 7
MAD CATZ INTERACTIVE, INC.
Consolidated Balance Sheets
(unaudited in thousands of US$)

	September 30,	March 31,
	2009	2009
Assets
Current assets:
Cash	$6,298	$2,890
Accounts receivable, net	12,484	15,524
Other receivables	400	471
Inventories	33,794	17,774
Deferred tax assets	19	19
Income taxes receivable	760	759
Other current assets	1,752	1,491

Total current assets	55,507	38,928

Deferred tax assets	367	484
Other assets	683	362
Property and equipment, net	2,983	2,242
Intangible assets, net	3,789	5,118
Goodwill	8,450	8,467

Total assets	$71,779	$55,601

Liabilities and Shareholders’ Equity
Current liabilities:
Bank loan	$19,293	$13,272
Accounts payable	22,938	13,528
Accrued liabilities	6,393	5,929
Note payable	847	847
Income taxes payable	500	655

Total current liabilities	49,971	34,231

Other long term liabilities	1,138	453
Convertible notes payable	14,500	14,500

Total liabilities	65,609	49,184

Shareholders’ equity:
Common stock	48,563	48,255
Other comprehensive income	1,513	101
Accumulated deficit	(43,906)	(41,939)

Total shareholders’ equity	6,170	6,417

Total liabilities and shareholders’ equity	$71,779	$55,601

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Mad Catz Interactive, 11/10/09	page 8
Geographical Sales Data
The Company’s net sales were generated in the following geographic regions:

	Three months ended		Six months ended
	September 30,		September 30,
	2009	2008	2009	2008
Net sales:
United States	$11,531	$14,343	$25,141	$27,069
Europe	8,504	9,963	15,829	19,467
Canada	500	322	1,357	562
Other countries	1,068	1,122	1,654	1,878

	$21,603	$25,750	$43,981	$48,976

MAD CATZ INTERACTIVE, INC.
Supplementary Data
(unaudited, in thousands of US$)
Adjusted Net Income Reconciliation (non GAAP)

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
Pre-tax loss	$(744)	$(1,363)	$(1,518)	$(2,649)

Amortization of intangible assets	737	749	1,466	1,508
Stock-based compensation cost	155	93	308	161

Adjusted pre-tax income (loss)*	148	(521)	256	(980)
Adjusted provision for income taxes (benefit) (at effective rate)**	25	(47)	46	(234)

Adjusted net income (loss) *	$123	$(474)	$210	$(746)

Adjusted diluted earnings per share*	$(0.00)	$(0.01)	$(0.00)	$(0.01)

*	Adjusted net income (loss) and adjusted diluted earnings per share are non-GAAP financial measures and are not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. In addition, these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP. Mad Catz believes that certain non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding the Company’s performance by excluding certain items that may not be indicative of the Company’s core business, operating results or future outlook. Mad Catz’ management uses, and believes that investors benefit from referring to, these non-GAAP financial measures in assessing the Company’s operating results, as well as when planning, forecasting and analyzing future periods. These non-GAAP measures, specifically those that adjust for stock-based compensation and amortization of intangibles, also facilitate comparisons of the Company’s performance to prior periods.

**	For the six month period ended September 30, 2009 the effective tax rate excludes the valuation allowance on U.S. deferred tax assets.
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Mad Catz Interactive, 11/10/09	page 9

EBITDA Reconciliation (non GAAP)
EBITDA represents net loss plus interest, taxes, depreciation and amortization.

	Three months ended		Six months ended
	September 30,		September 30,
	2009	2008	2009	2008
Net loss	$(971)	$(1,239)	$(1,967)	$(2,016)
Adjustments:
Interest expense	525	525	993	992
Income tax expense (benefit)	227	(124)	449	(633)
Depreciation and amortization	1,048	1,063	2,084	2,165

EBITDA	$829	$225	$1,559	$508

EBITDA represents net loss plus interest, taxes, depreciation and amortization. EBITDA is not intended to represent cash flows for the period, nor is it being presented as an alternative to operating income or net income as an indicator of operating performance and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with accounting principles generally accepted in the United States. As defined, EBITDA is not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the method of calculation. We believe, however, that in addition to the operating performance measures found in our financial statements, EBITDA is a useful financial performance measurement for assessing our Company’s operating performance. Our management uses EBITDA as a measurement of operating performance in comparing our performance on a consistent basis over prior periods, as it removes from operating results the impact of our capital structure, including the interest expense resulting from our outstanding debt, and our asset base, including depreciation and amortization of some of our assets.
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